Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of Amyris, Inc.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-234661, 333-238188, and 333-239823), on Form S-3ASR (No. 333-255105), and on Form S-8 (Nos. 333-258319, 333-169715, 333 172514, 333-180006, 333-187598, 333-188711, 333-195259, 333-203213, 333-210569, 333-217345, 333-224316, 333-225848, 333-234135, 333-239820, 333-258319 and 333-266709) of Amyris, Inc. and Subsidiaries (the Company) of our report dated March 16, 2023, relating to the Company’s consolidated financial statements as of December 31, 2022 and 2021 for each of the years in the three-year period ended December 31, 2022, and the effectiveness of internal control over financial reporting as of December 31, 2022, which report appears in this Annual Report on Form 10-K of Amyris, Inc. for the year ended December 31, 2022.

/s/ Macias Gini & O'Connell LLP
San Jose, California
March 16, 2023

Macias Gini & O’Connell LLP
60 South Market Street, Suite 1500          www.mgocpa.com
San Jose, CA 95113